Exhibit 10.1

COSG Car APP Promotion and Membership Management Collaboration Agreement

Party A: 佛山天元喜越汽车租赁有限公司 “Party A”

Contact Person: PENG, Huanting

Address: 佛山市三水區西南街道碧堤 8號雅怡居五座 104 商鋪 2

Party B: Foshan Shen Fan Technology Limited 佛山申帆科技有限公司 “Party B”

Contact Person: YU, Guanwu

Address: 佛山市南海大沥镇桂江路兴美有色金属有限公司 1 号办公楼

Collectively referred to as the “Parties” or individually as a “Party”.

Pursuant to the “Contract Law of the People's Republic of China” and after friendly consultation between the two parties and in accordance with the principles of equality, mutual benefit and good will, the parties to this agreement wish to collaborate in carrying out“COSG Car APP Promotion and Membership Management” and establish a framework to govern their respective rights and obligations in relation to the collaboration. This Agreement sets out the terms and conditions upon which the Parties have agreed to collaborate.

A. The Scope and Content of Collaboration

1.	COSG Car APP (hereinafter referred to as “the APP”) is entirely owned by Party A. This mobile app is specifically designed for the use by its own members. The right of interpretation of terms of the membership exclusive right is belonged to Party A and Party A is obligated to provide the illustration and relevant information of the COSG Car APP.
2.	Party B is entitled to promote the registration and sales of membership with the marketing materials. It shall include but not limited to the use of any current resources, e.g. the member registration promotion on any internet platforms, the sales of membership and its exclusive membership service.
3.	Within the authorized scope by Party A, Party B shall provide the APP operation services, promote the member registration and the sales of membership.

B. Rights and Obligation

1.	Party B shall formulate its own business strategy and organize marketing team to provide the operation service.

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2.	Party B shall ensure that it uses employees or agents in performing its obligations of membership registration and sales promotion, under this Agreement who are suitably qualified and experienced or where a Party is a natural person, he/she himself/herself is suitably qualified and experienced, or where a Party is a (including but not limited to television, radio, major newspaper websites, offline publicity meetings, outdoor big names, LED electronic screens, etc.).

3.	Party A shall provide Party B with support and convenience not limited to business promotion, training materials, marketing support, and relevant operations for the COSG Car App promotion, in order for Party B to achieve better and more effective promotion.
4.	Party A shall be responsible for operating the product ecosystem and shall provide stable and high-quality membership and relevant membership services. Party A shall guarantee an ‘after-app’ operating environment, provide high quality customer experience, and improve the local service supporting system.

C. Duration of Collaboration

The collaboration for the Business shall commence on the date when this Agreement has been signed by both Parties (the “Commencement Date” on Date, Month, 2018) and shall continue unless and until terminated on Date, Month, 2019.

D. Invoicing and Payment

Within the collaboration period under the authorized scope of Party A, Party A's payment to Party B is based on the number of COSG Car APP member registrations according to below service charges.

Payment Item:

1.	Promotion Fee

a.	Successful registration of COSG Car APP member via various channels: ¥ 3/ member, tax excluded, (based on the number of members retrieved at the back end of the APP).

b.	Successful installation of COSG Car APP and member registration: ¥15/ member, tax excluded.

c.	Target within the collaboration period: 100,000,000 registered COSG Car APP members.

2.	Payment Settlement

a.	Monthly payment: Party B shall issue an invoice to Party A at or around the end of each calendar month setting out the amount of payment regarding 80% of the promotional fee and commission fee to be paid by Party A to Party B, the calculation of which shall be in accordance with the Schedule. Party A shall settle payment of the invoiced amount by 15th of the following month by way of bank transfer to the designated account of Party B.

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b.	The remaining fee should be calculated to the quarterly performance of promotion:
Remaining fee of quarterly promotion performance – (The sum of quarterly promotion fee * Promotion performance rate) – settled sum of quarterly promotion fee.

Fee Reference Schedule

Revenue Promotion (Millions)	of	Promotion Performance Rate	Revenue Promotion (Million)	of	Operation Performance Rate
Less than 30		80%	Less than 30		80%
30 - 80		90%	30 - 80		90%
80 - 100		100%	80 - 100		100%
Above 100		110%	Above 100		110%

Promotion Period	Revenue of Sales from Membership (Million)
First Quarter	2 - 5
Second Quarter	2.1	- 2.6
Third Quarter	2.2	- 2.7
Fourth Quarter	23	- 28

3.	6% additional charges for the issue of VAT Invoice.

E. Intellectual Property Ownership

Party A shall ensure that the trademarks or materials and information provided within this project will not result in any legal disputes raised from the third party's infringement of its patents, trademark rights or other intellectual property rights. Party A should bear the legal liability if such disputes raised.

F. Confidentiality

(a)	The confidential information in this agreement refers to the information that the unpublished technical information and raw material disclosed to other party during the project negotiation and project development.

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(b)	Necessary Protective Measure against the Confidential Information

(i)	Obligation to Take Necessary Protective Measures against the Confidential Information

The parties relate to this agreement shall take the reasonable security measures to prevent the disclosure of confidential information in any way, including but not limited to the establishment of a technical confidentiality system to train relevant personnel, to keep the other party’s technical confidential information properly, etc.

(ii)	Obligation to Prevent any Copying and Unauthorized Use of confidential information and intellectual property at the outside of the project
Except for proper replication within the enterprise for the purposes of this project, neither party is able to duplicate the technical confidential information or technical confidential information carrier in any way.

(iii)	Comply with Party B's Technical Confidentiality System
Party B formulates a related technology confidentiality system based on its own corporate characteristics. This technical confidentiality system constitutes part of this agreement. Party A and its participator in this project must comply the system.
All materials used by Party B for this project are adopted for this project only. Party A shall not adopt any methods to extract the project's materials for other purpose which is in violation with this agreement.

(c)	Statements, Warranties and Commitments
Party A shall promise to use the technical confidential information only for the purpose of completion of this project. Party A shall not use the confidential information for any other purpose and does not disclose the confidential information and the information carrier to any third party in any way.

(d)	Compensation for damages
If economic losses are caused to the any party due to the violation of the technical confidentiality commitment, the defaulting party shall bear all direct and indirect losses arising therefrom.

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G. Force Majeure

When any party fails to execute this agreement due to force majeure, it shall notify the other party within three days after the occurrence of the event of force majeure in order to reduce the damage that may be caused to the other party. After obtaining the force majeure certificate of the relevant institution or mutual understanding and confirmation, it is allowed to postpone or amend this agreement, and depending on the circumstances may be partially or completely free from liability for breach of this agreement.

H. Others

(a)	The attachment forms part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the attachment.
(b)	All documents signed by the parties (including meeting minutes, supplementary meetings, correspondence) will be an integral part of this agreement.
(c)	The contact address mentioned above is the contact information designated by both parties. If there is a change in the address, telephone number, or fax number of the party, the party shall notify the other party in writing within the same day of the change. Otherwise, it shall bear the corresponding responsibility.
(d)	Party B is not allowed to transfer partial or all of its obligations under this agreement.
(e)	If the parties are unable to resolve dispute arising from the execution of this agreement through friendly negotiation, they can have lawsuit in the People's Court of Nanhai District.

I. Agreement Effectiveness

(a)	This agreement takes effect upon the date of signing and stamping of the authorized representatives of party A and B.
(b)	This agreement is made in two copies, with each party holding one of it.

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佛山天元喜越汽车租赁有限公司	佛山申帆科技有限公司

Authorized representatives signature	Authorized representatives signature
Signing location:	Signing location:
Signing date:	Signing date:

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